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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): October 13, 1998


                                  SAFEWAY INC.
               (Exact Name of Registrant as Specified in Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                                     1-00041
                            (Commission File Number)

                                   94-3019135
                        (IRS Employer Identification No.)

                            5918 STONERIDGE MALL ROAD
                          PLEASANTON, CALIFORNIA 94588
               (Address of Principal Executive Offices) (Zip Code)

                                 (925) 467-3000
              (Registrant's Telephone Number, Including Area Code)
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Item 5.           Other Events.

                  On October 13, 1998, Safeway Inc., a Delaware corporation ("Safeway"), and Dominick's Supermarkets, Inc., a Delaware corporation ("Dominick's"), jointly announced that they had entered into an Agreement and Plan of Merger, dated as of October 13, 1998 (the "Merger Agreement") among Dominick's, Safeway and Windy City Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Safeway ("Windy City"), pursuant to which Safeway would acquire all of the outstanding shares of common stock and non-voting common stock (collectively, the "Shares") of Dominick's at a price of $49.00 per share in cash, or a total of approximately $1.2 billion. Safeway will assume approximately $646.2 million of Dominick's debt and will account for the transaction as a purchase. Windy City has commenced a tender offer (the "Offer") for all of the outstanding shares of Dominick's common stock and, following the completion of the Offer, upon the terms and subject to the conditions set forth in the Merger Agreement, will merge (the "Merger") with and into Dominick's, with Dominick's surviving the Merger and becoming a wholly-owned subsidiary of Safeway. Affiliates of The Yucaipa Companies ("Yucaipa") and Apollo Advisors, L.P., owning approximately 41% of the outstanding shares of common stock of Dominick's have entered into an agreement with Safeway pursuant to which they have agreed to tender their shares in the Offer and to vote in favor of the transactions contemplated by the Merger Agreement and have granted options to Safeway to acquire their shares, at a price of $49 per Share, in cash, upon a termination of the Merger Agreement under certain circumstances. Consummation of the Offer is conditioned upon, among other things, the valid tender of a majority of Dominick's outstanding Shares (determined on a fully diluted basis without giving effect to the Shares issuable upon the exercise of a warrant held by Yucaipa), expiration of all applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary conditions.


Item 7.           Financial Statements and Exhibits.

                  (c)      Exhibits

                           (99.1)     Press Release.
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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  SAFEWAY INC.


DATED: October 19, 1998            By: /s/ Michael C. Ross
                                       ------------------------------------
                                   Name:   Michael C. Ross
                                   Title:  Senior Vice President,
                                             Secretary and General Counsel
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Item 7.           Financial Statements and Exhibits.

                  (c)      Exhibits

                           (99.1)     Press Release.